UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 28, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 28, 2014, ACRE Capital LLC, a wholly owned subsidiary of Ares Commercial Real Estate Corporation, entered into an Eighth Amendment to Fifth Amended and Restated Mortgage Warehousing and Security Agreement, dated as of April 16, 2010, with Bank of America, N.A., as Credit Agent, and the lenders party thereto (as amended, the “Bank of America Warehousing Agreement”), pursuant to which Bank of America consented to the extension of the maturity date of the committed warehouse line under the Bank of America Warehousing Agreement to May 1, 2014.

The foregoing description is only a summary of certain material provisions of the Eighth Amendment to the Bank of America Warehousing Agreement and is qualified in its entirety by reference to a copy of such agreement, which is filed herewith as Exhibit 10.1 and by this reference incorporated herein.

Item 9.01  Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Exhibit Description
10.1

Eighth Amendment to Fifth Amended and Restated Mortgage Warehousing and Security Agreement, dated as of March 28, 2014, by and among ACRE Capital LLC, Bank of America, N.A., as Credit Agent, and the Lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 2, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Timothy B. Smith
Name:	Timothy B. Smith
Title:	Vice President

Exhibit Index

Exhibit Number	Exhibit Description
10.1

Eighth Amendment to Fifth Amended and Restated Mortgage Warehousing and Security Agreement, dated as of March 28, 2014, by and among ACRE Capital LLC, Bank of America, N.A., as Credit Agent, and the Lenders party thereto